Exhibit 99.1

NEWS RELEASE
4129 NORTH PORT WASHINGTON AVENUE, MILWAUKEE, WI 53212 / 414 964-5000 / WWW.KOSS.COM

FOR IMMEDIATE RELEASE	CONTACT:	Michael J. Koss
December 21, 2009		President & CEO
(414) 964-5000
mjkoss@koss.com

Trading of Koss Corporation Stock Halts

Milwaukee, Wisconsin: Koss Corporation (NASDAQ SYMBOL: KOSS), the U.S. based high-fidelity stereophone leader, requested today that NASDAQ immediately halt trading of its securities after discovering information regarding certain unauthorized transactions.  The Board of Directors appointed a special committee of independent directors to lead an internal investigation involving the unauthorized transactions and determine the effect, if any, on Koss’ financial statements. NASDAQ halted trading of Koss Corporation stock today.  Law enforcement is also assisting Koss Corporation with this matter. Sujata Sachdeva, Vice President of Finance and Secretary of Koss Corporation, was placed on unpaid administrative leave pending the results of this investigation.

Koss Corporation markets a complete line of high-fidelity stereophones, speaker-phones, computer headsets, telecommunications headsets, active noise canceling stereophones, wireless stereophones, and compact disc recordings of American Symphony Orchestras on the Koss Classics label.

This press release contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “forecasts,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as general economic conditions, in particular, consumer demand for the Company’s and its customers’ products, competitive and technological developments, foreign currency fluctuations, and costs of operations. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

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